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                                                                      EXHIBIT 23

                                IMMUNOGEN, INC.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of ImmunoGen, Inc. on Form S-8 (File Nos. 33-41534 and 33-73544) of our report, which includes any explanatory paragraph concerning uncertainties surrounding the Company's ability to continue as a going concern, dated August 28, 1996, on our audits of the consolidated financial statements of ImmunoGen, Inc. as of June 30, 1996 and 1995, and for each of the three years in the period ended June 30, 1996, which reports are included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
September 12, 1996